UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 7, 2012 (June 5, 2012)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, CA	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On June 5, 2012, Anchor Funding Services, Inc.’s wholly owned subsidiary, Anchor Funding Services, LLC (“Anchor”) borrowed $200,000 from each of Morry F. Rubin, a principal stockholder, Chief Executive Officer and a director of Anchor, and from Marc Malaga, a principal stockholder of Anchor. (Copies of the Promissory Notes are filed as exhibits under Item 9.01(d)). The Notes are repayable on September 5, 2012 together with interest. The Notes may be renewed for an additional term of 90 days, at the option of Anchor, upon the same terms and conditions, by providing notice to each Lender not less than 30 days prior to maturity. The Notes are subordinated to an institutional lender providing a line of credit to Anchor. The purpose of these loans is to supplement Anchor’s availability from its institutional lender to fund the purchase of clients’ invoices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed with this Form 8-K.

10.1	Promissory Note dated June 5, 2012 between Anchor and Morry F. Rubin.

10.2	Promissory Note dated June 5, 2012 between Anchor and Marc Malaga.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC., a Delaware corporation

June 7, 2012	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer

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